Exhibit 10.19
SUB-SUBLEASE AGREEMENT

This Sub-sublease Agreement ("Sublease"), dated March ..10, 2005 (the 'Execution Date"), I s entered into by and between CADENCE DESIGN SYSTEMS, INC. a Delaware corporation ("Sublandlord"), and SECUREALERT, INC., a Utah corporation ("Subtenant") .

1.	BASIC SUBLEASE PROVISIONS

1 .1
Premises: The Premises under this Sublease consist of approximately 7,458 rentable square feat located on the fourth (4 0) floor of the building located 150 West Civic Center Drive (the "Building") in the City of Sandy, State of Utah. The Premises demised hereunder are a portion of those certain premises ("Master Premises') containing approximately 42,900 rentable square feet which are demised pursuant to the Master Lease. The Premises ere depicted on Exhibit A to this Sublease.

1 .2	Overlandlord: Workers Compensation Fund of Utah, its successor and/or assigns, the owner of the Building.

1 .3	Master Landlord: Credit Suisse First Boston Group, successors-in-interest to Donaldson, Lufkin & Jenrette Securities Corporation, a Delaware corporation.

1 .4	Overlease: Lease dated April 4, 2000 entered Into by Masterlandlord and Overlandlord .

1 .5	Master Lease: Sublease dated May 29, 2002 entered into by Sublandlord, as tenant, and Master Landlord, as landlord, a copy of which is attached hereto as Exhibit B.

1 .6	Term: Forty Four (44) months, beginning on the Commencement Date and ending on the Expiration Date unless terminated earlier in accordance with the terms and conditions of this Sublease .

1 .7	Commencement Date: Upon the later of (i) delivery of possession of the Premises with all tenant improvements completed to the reasonable satisfaction of Subtenant or (ii) April 1, 2005.

1 .8	Expiration Date: November 29, 2008.

1 .9	Base Rent: As set forth in Section 4 .2.

1 .10	Base Year: 2006

1 .11	Subtenant's Share of Master Premises: 17.38%

1 .12	Subtenant's Use: General business office use and no other use.

1 .13	Subtenant's Address:

Prior to the Commencement Date:	5095 West 2100 South
Salt Lake City, Utah 8412 0
Attn: Chad Olsen

After the Commencement Date:	150 West Civic Center Drive
Fourth Floor
Sandy, Utah 84070
ATTN: Chad Olsen

Sublandlord's Address:	Cadence Design Systems, Inc.
4526 Seaton Center Parkway,
Suite 300
Austin, TX 78759
ATTN: Mike Leach, Director,
Business Development

With copy of all notices to:	Cadence Design Systems, Inc
c/o Staubach Global Services
15601 Dallas Parkway, Suite 400
Addison, TX 7500 1
ATTN: Cadence Real Estate
Administration
Telecopy No.: (972) 361-5921
TAX ID#: 77-0148231
Tenant Rep: Mike Leach

With copy of all default notices to:	Reed Smith
Two Embarcadero Center, Suite 2000
San Francisco, CA 94111
ATTN: Charles H. Seaman, Esq.

1 .14	Security Deposit. Three months rent, ($33,505 .05).

1 .15	Brokers: For Sublandlord: Prime Commercial, Inc.

For Subtenant: Commerce CRG

1 .16
Definitions: Each of the terms in the Basic Sublease Provisions are used in this Sublease as defined terms and have the meanings given in such sections. Other capitalized words and phrases for which no definition is given in this Sublease shall have the meanings given them in the Master Lease. Unless otherwise indicated, all section references are to the sections of this Sublease.

2.	DEMISE OF PREMISES

2.1	Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, on and subject to the terms and conditions of this Sublease.

2.2	Sublandlord reserves the right, on reasonable prior notice, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Term.

3.	TERM

3.1	The Term shall commence on the Commencement Date and end upon the Expiration Date.

3.2
If for any reason Sublandlord cannot deliver possession of the Premises to Subtenant by the estimated Commencement Date, (i) Sublandlord shall not be liable therefore, unless Sublandlord has failed to exercise commercially reasonable efforts to deliver possession with all tenant improvements completed by that date, but (ii) Subtenant shall have the right and option to terminate this Sublease without any liability whatsoever.

3.3
Notwithstanding any other provision of this Sublease or the Master Lease, this Sublease may be terminated prior to the Expiration Date by either party if the Master Lease is terminated for any cause whatsoever and Master Landlord does not require Subtenant to attorn.

3.4
Upon consent of this Sublease by Master Landlord, Sublandlord agrees to allow Subtenant, its employees, agents, consultants and contractors to have access and early entry to the Premises, fifteen (15) business days prior to the Commencement Date ("Early Entry Period") on reasonable prior written notice, to allow Subtenant to carry out improvements and installation of Subtenant's furniture, fixtures and equipment thereof as in the reasonable opinion of Subtenant is required to ready the Premises for occupancy; provided, however, such Early Entry Period shall immediately cease on notice from Sublandlord where Subtenant's early entry in the opinion of Sublandlord may delay the completion of the Subtenant Improvements (defined in Section 18 .8) . Subtenant, its employees, agents, consultants and contractors shall take all reasonable and necessary safety and security precautions in connection with the carrying out of the installation of furniture, fixtures and equipment and shall obtain all required governmental permits and pay all governmental fees and charges associated with such work. Subtenant shall indemnify, defend and hold Sublandlord and Master Landlord and all Sublandlord's employees, successors and/or assigns (collectively, the "Indemnities") harmless from and against any and all costs, demands, claims, liabilities, violations, losses or damages which any of the Indemnities, individually or collectively, may at any time hereafter suffer or sustain arising or in any way related to Subtenant's accessing and entering the Premises and carrying out installation of furniture, fixtures and equipment in, on or to the Premises prior to the Commencement Date of this Sublease.

4.	RENT

4.1
The consideration payable by Subtenant for the Premises shall consist of the Base Rent under Section 4 .2, Additional Rent under Section 4 .3 and the Other Charges under Section 4.5. Base Rent, Additional Rent and Other Charges are collectively referred to as "Rent" Subtenant's covenant to pay Rent shall be independent of every other covenant in this Sublease .

4.2
Beginning on the Commencement Date and continuing thereafter on the first day of each month during the Term, Subtenant shall pay to Sublandlord in advance, and without notice, demand, deduction or offset, the following monthly Base Rent.

Months	1	through	12:	$11,168.36	per month	($17 .97/RSF/annum)
Months	13	through	24:	$11,479.10	per month	(518 .47/RSF/annum)
Months	25	through	36:	$11,789.85	per month	($18.97/RSF/annum)
Months	37	through	44:	$12,100.60	per month	($19.47/RSF/annum)

Base Rent for any partial month will be prorated, based on a thirty (30) day month. Subtenant shall pay the first full month's Rent on the Execution Date, and if the Commencement Date is not the first day of the month, then Subtenant shall pay the prorated Rent for the first partial month on the Commencement Date.

4.3
Subtenant shall pay to Sublandlord, as additional rent ('Additional Rent") an amount equal to Subtenant's Share of the Pass Through Cost Increases (defined below) in accordance with this Section 4 .3 and Section 4 .4. 'Pass Through Costs' means the amounts paid by Sublandlord to reimburse Master Landlord for taxes, insurance, operating expenses, common area maintenance charges, management fees, capital expenditures for required repairs or Improvements, and/or other expenses incurred by Master Landlord in connection with the Building or the Master Landlord's Project. Pass Through Cost Increases" means the difference between the Pass Through Costs paid by Sublandlord during the Base Year (defined in Section 1.10 above) and the Pass Through Costs payable by Sublandlord during a particular year following the Base Year (each such year shall be a 'Comparison Year"). For purposes of calculating Additional Rent, Sublandlord shall be entitled to rely conclusively on Master Landlord's determination of estimated and actual Pass Through Costs.

4.4
Beginning on January 1st of the first Comparison Year, and on the first day of January of each subsequent Comparison Year during the Term, or as soon thereafter as is practicable, Sublandlord shall furnish Subtenant with a statement ("Sublandlord's Estimate") setting forth Sublandlord's estimate of the Pass Through Cost Increases for that Comparison Year. On the first day of each calendar month during each Comparison Year, Subtenant shall pay to Sublandlord one-twelfth (1/12th) of Subtenant's Share of the Pass Through Cost Increases, as estimated In Sublandlord's Estimate. On or about the first day of March of each Comparison Year after the first Comparison Year during the Term, or as soon thereafter as is reasonably practicable, Sublandlord shall furnish Subtenant with a statement of the actual Pass Through Costs Increases for the preceding Comparison Year, reconciling the actual amounts paid pursuant to Sublandlord's Estimate and the actual amounts payable hereunder ("Actual Pass Through Cost Increases Statement"). Within thirty (30) days after Sublandlord's giving of such Actual Pass Through Cost Increases Statement, Subtenant shall make a lump sum payment to Sublandlord in the amount, if any, by which the actual Subtenant's Share of Pass Through Cost Increases for such preceding Comparison Year as shown on the Actual Pass Through Cost Increases Statement, exceeds the aggregate of the monthly Installments of the estimated Subtenant's Share of Pass Through Cost Increases paid during such preceding Comparison Year. If Subtenant's Share of Pass Through Cost Increases, as shown on Sublandlord's Actual Pass Through Cost Increases Statement, is less than the aggregate of the monthly installments of Subtenant's Share of Pass Through Cost Increases actually paid by Subtenant during such preceding Comparison Year, then Sublandlord shall apply such amount to the next accruing monthly installment(s) of Subtenant's Share of Pass Through Cost Increases due from Subtenant until fully credited to Subtenant; provided, however, that if no Rent is due, then Sublandlord shall refund such amounts to Subtenant. If the Term ends on a date other than the last day of December, the actual Pass Through Cost Increases for the year in which the Expiration Date occurs, Subtenant's Share of Pass Through Cost Increases for such year shall be represented by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Term, and the denominator of which is 360. The provisions of this Section 4.3 shall survive the Expiration Date or any sooner termination provided for in this Sublease.

4.5
Notwithstanding any other provision of this Sublease, it is acknowledged and agreed that this is a 'full service' Sublease and that Subtenant shall have no obligation to pay any other fees, charges or other sums, if any, due under the Master Lease (collectively, 'Other Charges"). Utility consumption costs, including without limitation, electric and other charges incurred in connection with lighting, and providing electrical power and heating, ventilating and air conditioning service to the Premises are included in the Rent, and Sublandlord shall be responsible for paying all such costs and other charges before delinquency. Without limiting the generality of the foregoing, it is specifically understood and agreed that Subtenant shall be responsible for: (a) Intentionally Omitted; (b) services or benefits supplied to the Premises at Subtenant's request for which Master Landlord Imposes a fee or charge separate from the Master Lease Pass Through Costs; or (c) any rental tax applicable to the Premises and taxes applicable to the Subtenant's Property (defined In Section 11.4). Subtenant shall not be responsible for heating, ventilating or air conditioning, electrical or, Building UPS backup system service supplied to the premises.

4.6
All Rent shall be paid to Sublandlord, or to such other person or such other place as Sublandlord may from time to time designate in writing. If any Rent is not paid when due, Subtenant shall pay a late charge to Sublandlord equal to the greater o f (a) ten percent (10%) of the delinquent amount or (b) all interest and late charges as Sublandlord would sustain under the Master Lease in the case of delinquent payment of any rent due under the Master Lease. Notwithstanding any other provision of this Sublease, Subtenant shall have no other obligation to Sublandlord for damages or liabilities suffered or incurred by Sublandlord as a result of any late payment of Rent, including but not limited to damages or liabilities arising out of Sublandlord's failure to pay rent when due under the Master Lease. Neither demand for, nor receipt of, any late charge called for under this Sublease shall (i) operate to waive any default by Subtenant or provide a substitute for Subtenant's full and timely performance of the obligation to pay Rent, or (ii) limit the exercise of any other right or remedy Sublandlord may have under this Sublease in case of Subtenant's Default.

4.7
In the event of any casualty or condemnation affecting the Premises, Rent payable by Subtenant shall be proportionately abated, but only as to the portion of the Premises damaged or taken; and only to the extent that any amounts payable by Sublandlord under the Master Lease (the 'Master Lease Rent") is abated or reduced with respect to the Premises.

5.	POSSESSION AND USE

5.1
Sublandlord subleases the Premises to Subtenant strictly in their present "as-is" and “with all faults" condition subject to Sublandlord performing the work described in Exhibit C attached hereto and incorporated herein. Subtenant, by acceptance of possession of the Premises, conclusively acknowledges the Premises to be in good order and repair and in a tenantable condition.

5.2
The Premises shall be used and occupied solely for Subtenant's Use as specified in the Basic Sublease Provisions Section 1.12. Subtenant shall not use or suffer or permit the Premises to be used for any other purpose except with Master Landlord's and Sublandlord's discretionary consent.

6.	SUBTENANT'S UTILITY, MAINTENANCE AND REPAIR OBLIGATIONS

6.1
Subtenant shall be responsible for and shall pay before delinquency for all maintenance, repairs and replacements to the Premises and its equipment, to the extent Sublandlord is obligated to perform the same with respect to the Master Premises under the Master Lease. This Section shall not be construed to require Subtenant to reimburse Sublandlord for any expenses incurred by Sublandlord with respect to the Premises, and Sublandlord agrees that it will not incur any such expenses without Subtenant's prior written consent.

6.2
Subtenant shall comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises or to Subtenant's particular use or manner of use thereof, to the extent Sublandlord is obligated to perform the same with respect to the Master Premises under the Master Lease.

6.3
Subtenant shall protect, defend, indemnify and hold Sublandlord harmless from all liability, loss, cost, damage, liens, costs or expenses imposed on Sublandlord or which Sublandlord may sustain or incur from Subtenant's failure to perform its obligations under this Article 6.

7.	SUBTENANT'S INSURANCE AND INDEMNITY

7.1
Throughout the Term, Subtenant shall procure and maintain, at its own cost and expense, such commercial general liability insurance as is required to be carried by Sublandlord under the Master Lease, naming Sublandlord and Master Landlord, as an additional insured in the manner required therein, and such property insurance as is required to be carried by Sublandlord under the Master Lease to the extent such property insurance pertains to the Premises. If the Master Lease requires Sublandlord to insure leasehold improvements or alterations, then Subtenant shall insure such leasehold improvements which are located in the Premises, as well as alterations in the Premises made by Subtenant. Subtenant shall furnish to Sublandlord a certificate of Subtenant's insurance required under this Section 7.1 ten (10) days before the Commencement Date, whichever is earlier.

7.2
Subtenant waives claims against Sublandlord for damage to property owned by Subtenant where such damage is covered under any policy of property damage insurance maintained (or required by this Sublease to be maintained) by Subtenant. Subtenant hereby waives claims against Master Landlord and Sublandlord for death, injury, loss or damage of every kind and nature, if and to the extent that Sublandlord waives or releases such claims against Master Landlord under the Master Lease. Subtenant agrees to obtain, for the benefit of Master Landlord and Sublandlord, such waivers of subrogation rights from its insurer as are required of Sublandlord under the Master Lease.

7.3
Subtenant agrees to protect, defend, indemnify and hold Sublandlord harmless from all losses, damages, liabilities and expenses which Sublandlord may incur, or for which Sublandlord may be liable to Master Landlord, arising from the acts or omissions of Subtenant, or any events occurring in or about the Premises during the Term, which are the subject matter of any indemnity or hold harmless of Sublandlord to Master Landlord under the Master Lease; provided, that Sublandlord gives prompt notice of any claim asserted formally or informally by the Master Landlord for such indemnity or hold harmless and affords Subtenant complete control over the negotiation and/or compromise of the obligation; provided, further that Subtenant shall have no obligation under this Section 7.3 for any obligations of Sublandlord to Master Landlord arising out of or related to Sublandlord's own acts or omissions or arising out of agreements between Master Landlord and Sublandlord other than the Master Lease itself. Subtenant's obligations to protect, defend, indemnify and hold harmless Sublandlord under this Section 7.3 are in no way conditioned upon either (a) Subtenant's acts or omissions being a cause of any underlying claim, demand, action, loss or damage, or (b) Sublandlord being free of negligence or wrongful conduct in connection therewith; provided, however, that Subtenant shall not be required to indemnify or hold Sublandlord harmless for any indemnity or hold harmless to the extent it is caused by Sublandlord's negligence or willful misconduct ..

8.	ASSIGNMENT OR SUBLETTING

8.1
Except with the prior written consent of Master Landlord and Sublandlord, Subtenant shall not (a) assign, convey or mortgage this Sublease or any interest under it; (b) allow any transfer thereof or any lien upon Subtenant's interest by operation of law; (c) further sublet the Premises or any part thereof or (d) permit the occupancy of the Premises or any part thereof by anyone other than Subtenant. Sublandlord may withhold consent to an assignment or a further sublease of all or any part of the Premises in Sublandlord's sole discretion. If Sublandlord consents to any assignment of this Sublease or further subletting of the Premises, Sublandlord shall use reasonable efforts to obtain the consent of Master Landlord. All costs of obtaining Master Landlord's consent to any assignment or sublease shall be borne by Subtenant, including but not limited to Sublandlord's reasonable attorneys fees, and Master Landlord's fees charged to Sublandlord.

8.2
No permitted assignment shall be effective and no permitted sublease shall commence unless and until any default by Subtenant hereunder has been cured. No permitted assignment or subletting shall relieve Subtenant from Subtenant's obligations and agreements under this Sublease and Subtenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or subletting had been made.

9.	ALTERATIONS

9.1
Subtenant shall not make any alterations in or additions to the Premises ( "Alterations") if to do so would constitute a default under the Master Lease (without regard to any requirement of notice or cure period) . If Subtenant's proposed Alterations would not constitute a default under the Master Lease, Sublandlord's consent thereto shall nonetheless be required, but this Sublease shall be deemed approval of all Alterations contemplated for the initial build out of the Premises prior to the Commencement Date. Sublandlord's consent to such Alterations shall be within Sublandlord's sole discretion. If Alterations by Subtenant are permitted or consented to, Subtenant shall comply with all of the covenants of Sublandlord contained in the Master Lease pertaining to the performance of such Alterations. In addition, Subtenant shall indemnify, defend and hold harmless Sublandlord against liability, loss, cost, damage, liens and expense imposed on Sublandlord arising out of the performance of Alterations by Subtenant.

9.2
Any permitted Alterations shall be made at Subtenant's sole cost and expense, including any cost to comply with applicable laws and regulations and any management or supervision fee charged by Master Landlord, and removal at the end of the term of this Sublease.

10.	CASUALTY OR EMINENT DOMAIN

10.1
In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or the Premises under the power of eminent domain, Sublandlord shall be entitled to exercise any right it may have to terminate the Master Lease without first obtaining the consent or approval of Subtenant.

10.2
If the Master Lease imposes on Sublandlord the obligation to repair or restore leasehold improvements or alterations within the Master Premises, Subtenant shall be responsible for repair or restoration of leasehold improvements or alterations within the Premises.

11.	SURRENDER

11 .1
On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Premises, Subtenant will at once surrender and deliver up the Premises, together with all improvements thereon, to Sublandlord in good condition and repair, reasonable wear and tear excepted; conditions existing because of Subtenant's failure to perform maintenance, repairs or replacements as required of Subtenant under this Sublease shall not be deemed "reasonable wear and tear;" conditions existing because of Master Landlord's or Sublandord's failure to perform maintenance, repairs, or replacements as required under this Sublease or the Master Lease shall not be the responsibility of Subtenant under this Section 11.1. Said improvements shall include all plumbing, lighting, electrical, heating, cooling and ventilating fixtures and equipment, but Subtenant shall not be responsible for the condition of such improvements upon termination except to the extent Subtenant is responsible for maintenance in the Master Lease. Subtenant shall surrender to Sublandlord all keys to the Premises and make known to Sublandlord the combination of all combination locks which Subtenant is permitted to leave on the Premises.

11.2
If Subtenant performs any Alterations after the initial build out, Subtenant shall be obligated to remove such Alterations arid restore the Premises to the condition existing on the Commencement Date (or on such earlier date as Subtenant first entered the Premises). All Alterations permitted to remain by Sublandlord's written consent at the end of the term in or upon the Premises made by Subtenant shall become a pan of and shall remain upon the Premises upon such termination without compensation, allowance or credit to Subtenant. Said right shall be exercisable by Sublandlord's giving written notice thereof to Subtenant not less than twenty (20) days prior to such Expiration Date or more than twenty (20) days after any earlier termination. Subtenant shall repair any damage occasioned by such removal or restoration. If Sublandlord or Master Landlord requires removal of any Alteration made by Subtenant, or a portion thereof, and Subtenant does not make such removal in accordance with this Section, Sublandlord may remove the same (and repair any damage occasioned thereby), and dispose thereof, or at its election, warehouse the same. Subtenant shall pay the costs of such removal, repair and warehousing on demand.

11.3
As between Sublandlord and Subtenant, Subtenant shall not be required to remove any alterations performed by Sublandlord prior to the Commencement Date or to restore the Premises to their condition prior to Sublandlord's making of such alterations.

11 .4
On the Expiration Date, or upon the earlier termination of the Sublease or of Subtenant's right to possession of the Premises, Subtenant shall remove Subtenant's articles of personal property and fixtures incident to Subtenant's business ("Subtenant's Property"); provided, however that Subtenant shall repair any injury or damage to the Premises which may result from such removal, and shall restore the Premises to the same condition as prior to the installation thereof. If Subtenant does not remove Subtenant's Property from the Premises on or before the Expiration Date or the earlier termination of this Sublease, Sublandlord may, at its option, remove the same (and repair any damage occasioned thereby and restore the Premises as aforesaid) and dispose thereof or warehouse the same, and Subtenant shall pay the cost of such removal, repair, restoration or warehousing to Sublandlord on demand, or Sublandlord may treat said Subtenant's Property as having been conveyed to Sublandlord with this Sublease acting as a bill of sale therefore, without further payment or credit by Sublandlord to Subtenant.

12.	HOLDING OVER

12.1
Subtenant has no right to occupy the Premises or any portion thereof after the Expiration Date or after the termination of this Sublease or of Subtenant's right to possession hereunder. In the event Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord may exercise any and all remedies available to it at law or in equity to recover possession of the Premises, and to recover damages, including without limitation, damages payable by Sublandlord to Master Landlord by reason of such holdover.

12.2
Without limiting Sublandlord's rights under Section 12 .1, for each and every month or partial month that Subtenant or any party claiming by, through or under Subtenant remains in occupancy of all or any portion of the Premises after the Expiration Date or after the earlier termination of this Sublease or of Subtenant's right to possession, Subtenant shall pay, as minimum damages and not as a penalty, monthly rental at a rate equal to double'the rate of Rent payable by Sublandlord under the terms of the Master Lease. The acceptance by Sublandlord of any lesser sum shall be construed as payment on account and not in satisfaction of damages for such holding over.

13.	ENCUMBERING TITLE

13.1
Subtenant shall not do any act which in any way encumbers the title of Master Landlord in and to the Building nor shall the interest or estate of Master Landlord or Sublandlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Subtenant, or by reason of any other act or omission of Subtenant. Any claim to, or lien upon, the Premises or, the Building arising from any act or omission of Subtenant shall accrue only against the subleasehold estate of Subtenant and shall be subject and subordinate to the paramount title and rights of Master Landlord in and to the Building and the interest of Sublandlord in the Master Lease Premises.

13.2
Without limiting the generality of Section 13.1, Subtenant shall not permit the Premises or the Building to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Subtenant or claimed to have been furnished to Subtenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Subtenant .

14.	SUBTENANT'S DEFAULT

14.1	Any one or more of following events shall be considered a "Default" by Subtenant, as such term is used in this Sublease:

(a)
Subtenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Subtenant asking reorganization of Subtenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State; or

(b)
Subtenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal Bankruptcy laws now or hereafter amended, or Subtenant shall institute any proceedings for relief of Subtenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, re-organization, arrangements, composition or extension; or

(c)	Subtenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Subtenant or any of the property of Subtenant; or

(d)	Subtenant shall admit in writing its inability to pay its debts as they become due; or

(e)	The Premises are levied on by any revenue officer or similar officer as a result of Subtenant's act or omission; or

(f)	A decree or order appointing a receiver of the property of Subtenant shall be made; or

(g)	Subtenant shall vacate or abandon the Premises during the Term or assign this Sublease or further sublet the Premises other than in strict accordance with Section 8; or

(h)	Subtenant fails to make any payment of Rent required to be made by Subtenant as and when the same is due and does not cure the failure within 5 days after receiving written notice from Sublandlord; or

(i)
Subtenant fails to secure insurance or to provide proper evidence of insurance as set forth in Section 7 of this Sublease or fails to keep the Premises or the Building free of lien claims as set forth in Section 13 of this Sublease and either such failure continues for more than three (3) business days after written notice thereof to Subtenant; or

(j)
Subtenant, by its act or omission, causes an event or condition under the Master Lease which either is a default thereunder or, subject only to the delivery of any required notice or passage of any cure or grace period, would constitute a default thereunder and does not cure the condition within 5 days after receiving written notice thereof from Sublandlord; or

(k)
Subtenant fails to fulfill, keep, observe or perform any of the other covenants and obligations herein contained to be fulfilled, kept, observed and performed by Subtenant and the failure continues for more than 15 business days after written notice thereof to Subtenant.

14.2
Upon the occurrence of any one or more Default(s), Sublandlord may exercise any remedy against Subtenant which Master Landlord may exercise for default by Sublandlord under the Master Lease. Without limiting the generality of the foregoing, Sublandlord may exercise the damage remedies available under statute which provides that a lessor may continue a lease in effect and recover damages as they become due.

15.	PROVISIONS REGARDING MASTER LEASE

15.1
This Sublease and all rights of the parties hereunder, are subject and subordinate to all of the terms, covenants and conditions of the Master Lease. Each party agrees that it will not, by its act or omission to act, cause a default under the Master Lease. In furtherance of the foregoing, the parties hereby acknowledge, each to the other, that it is not practical in this Sublease to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease . Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Sublandlord against a Default by Subtenant which might cause a default by Sublandlord under the Master Lease, Sublandlord and Subtenant covenant and agree as set forth in Sections 15 .2 through 15.9 below.

15.2
Sublandlord shall pay, as and when due, all Master Lease Rent, and Sublandlord shall defend, indemnify, and hold harmless Subtenant from and against any failure of Sublandlord to pay Master Lease Rent, provided that Sublandlord shall have no obligation to defend, indemnify, or hold harmless Subtenant to the extent any such failure to pay Master Lease Rent is due to Subtenant's failure to make timely payment of Rent under this Sublease.

15.3
Except as otherwise expressly provided in this Sublease, Sublandlord shall perform its covenants and obligations under the Master Lease which do not require for their performance possession of the Premises and which are not otherwise to be performed hereunder by Subtenant on behalf of Sublandlord, and Sublandlord shall defend, indemnify, and hold harmless Subtenant from and against any failure of Sublandlord to perform such covenants and obligations. For example, Sublandlord shall perform its covenants and obligations as tenant under the Master Lease which pertain to the remainder of the Master Premises.

15.4
Except as otherwise expressly provided in this Sublease, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited - by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Premises. If practicable, Subtenant shall perform affirmative covenants which are also covenants of Sublandlord under the Master Lease at least five (5) days prior to the date when Sublandlord's performance is required under the Master Lease. Sublandlord shall have the right to enter the Premises to cure any Default by Subtenant for its failure to act in accordance with this Section.

15.5
Except as otherwise expressly provided in this Sublease, Sublandlord shall not agree to an amendment to the Master Lease which materially adversely effects Subtenant's occupancy or use of the Premises, unless Sublandlord shall first obtain Subtenant's prior written approval to such amendment. However, it is expressly agreed that: (a) the foregoing shall not prevent Sublandlord from entering into any agreement or amendment with Master Landlord which terminates the Master Lease with respect to the Premises in lieu of Master Landlord granting its consent to this Sublease; (b) if without the fault of Sublandlord the Master Lease should terminate prior to the Expiration Date, Sublandlord shall have no liability to Subtenant arising out of such termination; and (c) to the extent the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its sole and absolute discretion. Subject to the limitations expressed above or elsewhere in this Sublease, so long as Subtenant is not in Default, Subtenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Sublandlord, or by any person claiming by, through, or under Sublandlord.

15.6
Sublandlord grants to Subtenant the right, so long as Subtenant is not in Default, to receive all of the services and benefits with respect to the Premises which are to be provided by Master Landlord under the Master Lease. Sublandlord shall have no duty to perform any obligations of Master Landlord which are, by their nature, the obligation of an owner or manager of real property. By way of illustration and not limitation, Sublandlord shall not be required to provide any services (including janitorial, utilities, HVAC service, security, or use of common areas or parking facilities) or to perform any maintenance or repairs which Master Landlord is or may be required to provide or perform under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease, but any such default by Master Landlord shall suspend Subtenant's obligations to pay Rent hereunder, and Subtenant shall have the option to terminate this Sublease at any time during the continuance of such default, failure, or delay. Subtenant hereby expressly waives the provisions of any statute, ordinance or judicial decision, now or hereafter in effect, which would give Subtenant the right to make repairs at the expense of Sublandlord, or to claim any actual or constructive eviction by virtue of any interruption in access, services or utilities to, or any failure to make repairs in or to, the Premises or the Building. Notwithstanding the foregoing, the parties do contemplate that Master Landlord will, in fact, perform its obligations under the Master Lease and in the event of any default or failure of such performance by Master Landlord, Sublandlord agrees that it will, upon notice from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease and, provided that Subtenant specifically agrees to pay all costs and expenses of Sublandlord (including without limitation reasonable attorneys' fees) and provides Sublandlord with security reasonably satisfactory to Sublandlord to pay such costs and expenses, Sublandlord will take appropriate legal action to enforce the Master Lease.

15.7
Any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Master Landlord shall be deemed to apply under this Sublease and insure to the benefit of both Sublandlord and Master Landlord.

15.8
If Subtenant desires to take any action which requires the consent of Master Landlord under the terms of the Master Lease, then, notwithstanding anything to the contrary herein: (a) Sublandlord, independently, shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease; (b) Subtenant shall not take any such action until it obtains the consent of both Sublandlord and Master Landlord; and (c) Subtenant shall request that Sublandlord obtain Master Landlord's consent on Subtenant's behalf and Sublandlord shall use commercially reasonable efforts to obtain such consent. Subtenant shall pay all costs reasonably incurred by Sublandlord (including without limitation reasonable attorneys' fees) in seeking or procuring Master Landlord's consent. Any approval or consent required of Sublandlord conclusively shall be deemed reasonably withheld if approval or consent also is required of the Master Landlord, and Master Landlord fails to give Master Landlord's approval or consent.

15.9	The following sections of the Master Lease shall be excluded from this Sublease:

Paragraph 1	Term
Paragraph 2	Rent
Paragraph 3(a)	Tenant’s Share
Paragraph 6	Assignment and Sublease
Paragraph 9	Holding Over
Paragraph 14	Listed Addresses
Paragraph 17	Brokers
Paragraph 21	Parking
Paragraph 23	Right to Terminate
Paragraph 24	Tenant Improvement Allowance
Paragraph 25	Right of First Offer
Paragraph 26	Telecommunications Equipment
Paragraph 27	Exclusivity
Paragraph 28	Nondisturbance and Recognition
Paragraph 29	Contingent Extension Option
Exhibit D	Crown Signage Location

All other terms and conditions of the Master Lease shall be incorporated into this Sublease by this reference as if the word "Landlord" were substituted with the word "Sublandlord" and the word "Tenant" were substituted with the word "Subtenant” unless otherwise indicated in this Sublease. In the event of any conflict between the Master Lease and this Sublease, this Sublease shall prevail.

16.	MASTER LANDLORD'S CONSENT

16 .1
This Sublease and the obligations of the parties hereunder are expressly conditioned upon Sublandlord's obtaining prior written consent hereto by Master Landlord. Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Master Landlord (in connection with Master Landlord's approval of this Sublease) with respect to the nature and operation of Subtenant's business and/or the financial condition of Subtenant .

16.2
Sublandlord and Subtenant hereby agree, for the benefit of Master Landlord, that this Sublease and Master Landlord's consent hereto shall not (a) create privity of contract between Master Landlord and Subtenant; (b) be deemed to have amended the Master Lease in any regard (unless Master Landlord shall have expressly agreed writing to such amendment); or (c) be construed as a waiver of Master Landlord' s right to consent to any assignment of the Master Lease by Sublandlord or any further subletting of the Master Premises, or as a waiver of Master Landlord's right to consent to any assignment by Subtenant of this Sublease or any sub-subletting of the Premises or any part thereof. Master Landlord's consent shall, however, be deemed to evidence Master Landlord's agreement that Subtenant shall be entitled to waiver of claims and of the right of subrogation for damage to Master Landlord' s property if and to the extent that the Master Lease provides such waivers for the benefit of Sublandlord.

16.3
If Master Landlord fails to consent to this Sublease within forty-five (45) days after the Execution Date, either party shall have the right to terminate this Sublease by giving written notice thereof to the other at any time thereafter, but before, Master Landlord grants such consent .

17.	NOTICES

17.1
All notices which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if personally delivered, or if sent by United States registered or certified mail, postage prepaid, return receipt requested, or if sent by a nationally recognized overnight commercial courier service providing receipted delivery, in any such case (a) if to Subtenant, addressed to Subtenant at the address specified in the Basic Sublease Provisions or at such other place as Subtenant may from time to time designate by notice in writing to Sublandlord (provided, however, if Subtenant has abandoned the Premises, any such notice may be properly sent to Subtenant's agent for service of process), or (b) if for Sublandlord, addressed to Sublandlord at the address specified in the Basic Sublease Provisions or at such other place as Sublandlord may from time to time designate by notice in waiting to Subtenant. Each party agrees promptly to deliver a copy of any notice, demand, request, consent or approval received from Master Landlord.

17.2
Any notice delivered by Sublandlord in connection with, or as a precondition to, a Default by Subtenant shall be in lieu of and not in addition to any notice to pay rent or notice to perform covenant required under law.

18.	MISCELLANEOUS

18.1
Sublandlord, as the tenant under the Master Lease identified in Section 1.5 above, represents and warrants to Subtenant that: (a) Exhibit B to this Sublease is a full and complete copy of the Master Lease; (b) the Master Lease, as of the Execution: Date, is in full force and effect and constitutes the entire agreement of Master Landlord and Sublandlord relating to the lease of the Premises, and (c) to the current actual knowledge of Sublandlord (without duty of inquiry), there exists no event of default under the Master Lease and there exists no event which would constitute an event of default under the Master Lease but for the giving of any required notice and passage of any applicable grace or cure period; (d) the person or persons executing this Sublease for Sublandlord are fully authorized to so act and no other action is required to bind Sublandlord to this Sublease; and (e) Sublandlord has the right and power to execute and deliver this Sublease and to perform its obligations hereunder, subject only to Master Landlord's consent.

18.2
Subtenant represents and warrants to Sublandlord that: (a) Subtenant is familiar with the provisions of the Master Lease insofar as they pertain to the Premises and Subtenant's use and occupation thereof under this Sublease; (b) Subtenant has the right and power to execute and deliver this Sublease and to perform its obligations hereunder; (c) the person or persons executing this Sublease for Subtenant are fully authorized to so act and no other action is required to bind Subtenant to this Sublease; and (d) Subtenant is duly organized and in good standing in its state of formation and is authorized to conduct business in the state where the Premises are located.

18.3
On the Execution Date, Subtenant shell deposit with Sublandlord the Security Deposit in the amount specified in the Basic Sublease Provisions Section 1.14, as security for the full and faithful performance of every provision of this Sublease to be performed by Subtenant. If Subtenant Defaults with respect to any provision of this Sublease, Including but not limited to the provisions relating to the payment of Rent, Sublandlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other amount which Sublandlord may spend or become obligated to spend by reason of Subtenant's Default, to repair damages to any part of the Premises or the Building, to clean the Premises or to compensate Sublandlord for any other loss or damage which Sublandlord may suffer by reason of Subtenant's Default. Sublandlord shall not be required to keep the Security Deposit separate from its general funds, and Subtenant shall not be entitled to interest on the Security Deposit. If Subtenant shall fully and faithfully perform every provision of this Sublease to be performed by it, the Security Deposit or any balance thereof shall be returned to Subtenant within three weeks of the Expiration Date or such earlier termination of this Sublease.

18.4
Subtenant agrees to comply with all rules and regulations that Master Landlord has made or may hereafter from time to time make for the Building. Sublandlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

18.5
Each party warrants to the other that it has had no dealings with any broker or agent in connection with this Sublease, except that Brokers specified in the Basic Sublease Provisions . Each party covenants to protect, defend, indemnify and hold harmless the other party from and against any and all costs (including reasonable attorneys' fees), expense or liability for any compensation, commission and charges claimed by any broker or other agent, other than the Brokers, with respect to this Sublease or the negotiation thereof on behalf of such party.

18 .6
Sublandlord shall not have any liability to Subtenant for damages arising out of any failure of Sublandlord to perform any of the terms, covenants and conditions of this Sublease, if Sublandlord's failure to timely perform same is due to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages accidents, casualties, acts of God, acts caused directly by Subtenant or Subtenant's agents, employees and invitees or any other cause beyond that reasonable control of Sublandlord ; provided, however, that Subtenant shall have the right to demand an equitable adjustment to Rent obligations in the event of such failures, and shall have the right to terminate this Sublease if such failures materially adversely affect Subtenant's occupancy or use of the Premises.

18.7
On the Commencement Date, Subtenant shall reimburse Sublandlord for any fees or consideration which Sublandlord is required to pay to Master Landlord under the Master Lease on account of its consideration of Sublandlord's request to enter into this Sublease.

18.8
Sublandlord agrees to provide Subtenant an improvement allowance for construction of those items described more fully on Exhibit C attached hereto and incorporated herein by this reference (the "Subtenant Improvements"). The total improvement allowance amount ("Subtenant Improvement Allowance") shall not exceed One Hundred Seventy-Five Thousand and Three Hundred Fifty-Nine dollars ($175,359.00). Subtenant Improvement Allowance may be used for the construction of the Premises and may be used for design, engineering, permits, construction and furniture. All existing premises improvements existing as of the date of mutual execution of this sublease will be considered a part of the base building and shall not be part of the Subtenant Improvement Allowance. Subtenant will have the right to review all itemized construction costs and Sublandlord shall competitively bid to general contractors and subcontractors the initial Subtenant Improvements. Where the construction work for Subtenant Improvements exceeds the Tenant Improvement Allowance, the Subtenant shall deliver to Sublandlord prior to commencement of any such work the balance of the cost of the Subtenant Improvement work above the Tenant Improvement Allowance. Sublandlord shall be under no obligation to deliver any unapplied Subtenant Improvement Allowance funds to Subtenant. The Subtenant Improvement Allowance shall be applied, if at all, prior to the Commencement Date of this Sublease. Sublandlord shall provide all plans and specifications for construction of the Subtenant Improvements, which plans and specifications costs shall be paid from Tenant Improvement Allowance.

18.9
Sublandlord shall use commercially reasonable efforts to enforce the terms of the Master Lease and require the Master Landlord to provide building security, including from time to time the following: (i) Security guards on site Monday-Friday from 6:00 AM to 6:00 PM; (ii) Building security access to all building entrances; and (iii) cameras located throughout the building to monitor security and safety.

18.10
Sublandlord shall use commercially reasonable efforts to enforce the terms of the Master Lease and require the Master Landlord to provide Subtenant with Subtenant's pro rata share of parking totaling approximately 6.22 parking spaces per 1,000 square feet.

18.11	This Sublease is conditional upon the execution of the Guaranty of Sub-Sublease in the form attached hereto as Exhibit D and incorporated herein by this reference.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease on the dates set forth below, intending to be bound hereby.

SUBLANDLORD:	SUBTENANT:
Cadence Design Systems, Inc.,	SecureAlert, Inc.,
a Delaware corporation	a Utah corporation

By:______________________	By:___________________________
Name:___________________	Name:_________________________
Its:______________________	Its:___________________________
[must be CEO, chairman of the board, president or vice president]

By:______________________________
Name:___________________________
Its:______________________________
[must be CFO, secretary, vice-secretary, treasurer or vice-treasurer]

Date:_____________________________

EXHIBIT B

MASTER LEASE

[***ATTACH MASTER LEASE HERE***]

Exhibit B

EXHIBIT C

PARAGON BUILDERS INC
1010 East 12300 South
Draper, Utah 84020
(801) 572-7893

DIVTCION 16000 – ELECTRICAL		$25,425.00
ELECTRICAL & FIRE ALARM	$25,425.00
DIVISION 17000 - MISC		$12,826.00
BUILDING PERMIT	$2,900.00
ARCHITECT/ENGINEER ALLOWANCC	$9,926.00

PROFIT AND OVERHEAD		$13.842.00

TOTAL ESTIMATE		$175,359.00

CLARIFICATION:
1. FULL GLASS AT CONFERENCE ROOM IS INCLUDED
2. SIDELIGHTS AT DOORS AS SHOWN IS INCLUDED
3. PHONE, DATA WIRING, & EQUIPMENT NOT INCLUDED
4. NO WALL COVERING INCLUDED
5. LOCXSETS ARE INCLUDED ON ALL DOORS (ELECTRIC LOCKS WHERE CONTROLLED BY CARD READER)
6. EXISTING CARPET TO REMAIN (CARPET REMOVED FOR VCT TO BE SAVED)
7. WOOD BASE IS INCLUDED IN RECEPTION & CONFERENCE ROOM
8. ACTUAL COST OF ALLOWANCES LISTED MAY VARY
9. HVAC PRICE DOES NOT INCLUDE ANY NEW VAV BOXES OR CONTROLS
10. HVAC PRICE INCLUDES DUCTWORK WITH MOTORIZED DAMPER & THERMOSTAT OFF OF BUILDINGS HIGH PRESSURE TRUNK LINE (TO COOL IT ROOM)

EXCLUSIONS:
1. BUILDERS RISK INSURANCE
2. SECURITY
3. NEW GRID & ACOUSTICAL TILE
4. IMPACT FEE S
5. HAZAROWS MATERIAL ABATEMENT & ASBESTOS SURVEY
6. FIRE LITE GLASS

NOTE: THE PRICES LISTED IN THIS ESTIMATE MAY VARY AFTER REVIEW OF FINAL CONSTRUCTION DOCUMENTS

RESPECTFULLY SUBMITTED
MATT RINDLISBACHER
PROJECT MANAGER

EXHIBIT D

GUARANTY OF SUB-SUBLEASE

This Guaranty of Sub-sublease ( "Guaranty") is made by RemoteMDx, Inc, as guarantor
(“Guarantor"), in favor of Cadence Design Systems, Inc., a Delaware corporation ("Cadence"), as acondition precedent and inducement to Cadence to enter into that certain Sub-sublease
(“Sublease"), between Cadence, as "Sublandlord" and SecureAlert, Inc., a Utah corporation, as
"Subtenant" (“Subtenant").

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Guarantor hereby agrees to guarantee and become surety for the obligations of Subtenant under the Sublease and covenants and agrees as follows:

1.
Guarantor irrevocably, unconditionally and absolutely becomes surety for and guarantees to Sublandlord, and its successors and assigns, the due, punctual and complete payment and performance by Subtenant, of all of the obligations, undertakings, covenants and agreements of Subtenant under the Sublease and under any modification, amendment, variation or termination of the Sublease.

2.	Guarantor represents and warrants to Sublandlord, and its successors and assigns, that:

(a)	Guarantor holds an ownership interest in Subtenant.

(b)
This Guaranty has been duly and validly executed and delivered by Guarantor and constitutes the legal, valid and binding agreement of Guarantor, enforceable against Guarantor in accordance with its terms.

(c)
The compliance by Guarantor with all the provisions hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement, understanding or instrument to which Guarantor is a party or by which Guarantor is bound or to which any of the property or assets of Guarantor is subject, nor will such action result in any violation of the provisions of any order of any court or governmental agency or body having jurisdiction over Guarantor or any of Guarantor's properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the performance by Guarantor of Guarantor's obligations under this Guaranty.

3.
Guarantor waives to the fullest extent permitted by law: (a) any defense based upon any (i) legal disability or lack of authority of Subtenant, (ii) legal or equitable discharge or limitation of the liability of Subtenant, whether consensual or arising by operation of law, (iii) bankruptcy, insolvency, reorganization or other similar proceeding affecting Guarantor or Subtenant, or (iv) invalidity, irregularity or unenforceability of any or all of the provisions of this Guaranty or the Sublease; (b) presentments, demands for performance, notices of nonperformance, protests, notices of protests, notices of dishonor, rights of subrogation and waives all notices of the existence, creation, or incurring of new or additional obligations; (c) notice of acceptance of this Guaranty; (d) any statute of limitation affecting Guarantor's obligations under this Guaranty, (e) other defenses available to a guarantor under applicable law; or (f) any requirement of diligence on the party of Sublandlord or any right Guarantor may have to require Sublandlord to proceed first against Subtenant.

4.	Guarantor hereby waives all rights of subrogation and all defenses which Guarantor may have by reason of Sublandlord's election of any remedy against Guarantor and/or Subtenant.

5.	The liability of Guarantor shall be unaffected by any of the following, whether made with or without notice to Guarantor:

(a)	any modification, amendment, termination or variation in or addition to the Sublease;

(b)
any extensions of time for performance or any waiver of performance or any delay of Sublandlord in enforcing any right, remedy, power or privilege which Sublandlord may have against Subtenant or any other person;

(c)
the release of Subtenant or any other party, in whole or in part, from performance or observance of any of the agreements, covenants, terms or conditions contained in the sublease or any other agreement or instrument;

(d)
any other guaranty now or hereafter executed by Guarantor or anyone else in connection with the transactions contemplated by the Sublease or any modification, amendment or termination (including the reSublease of any other guarantor) of same;

(e)	any rights, powers or privileges Sublandlord may now or hereafter have against any person or entity;

(f)	the absence of any action on the pan of Sublandlord to obtain payment from Sublandlord of any amounts due under the Sublease;

(g)	any event of bankruptcy, insolvency, reorganization or similar proceedings affecting Subtenant or the dissolution or liquidation of Subtenant; or

(h)	the sale, assignment, transfer or other disposition of all or a portion of Guarantor's interest in Subtenant.

6.
Guarantor authorizes without notice or demand and without affecting liability hereunder (i) the taking and holding of security for payment, and the exchange, enforcement, 'waiver, or release of any such security for the obligations of Subtenant, and, (ii) the application of such security and the order and manner of sale thereof. Guarantor waives any defense arising by means of any election by Sublandlord is given to proceed against any security held from Subtenant.

7.
This Guaranty is an instrument of suretyship and not merely a guaranty, and the liability of Guarantor hereunder shall be primary and direct; and Guarantor agrees that Sublandlord shall have the right to require the performance by Guarantor of each and every one of its obligations hereunder, and to sue for damages and other relief at law and in equity (including specific performance) for breach of any such obligations without first seeking or taking any action against Subtenant, and that the institution of any such suit or proceeding shall not be deemed to be taking part in the control of Subtenant's business by Sublandlord or subject Sublandlord to liability to Guarantor, its successors or assigns hereunder or to any other person or entity for any of Sublandlord's obligations.

8.
Guarantor's obligations are independent of Subtenant's obligations. A separate action may be brought against Guarantor whether the action is brought or prosecuted against any other guarantor or against Subtenant, or at all, or whether any other guarantor or Subtenant are joined in the action.

9.
If Subtenant defaults under the Sublease, Sublandlord shall have the right to proceed immediately against Guarantor, other guarantors, or Subtenant, or any of them, and Sublandlord shall have the right to enforce against Guarantor, other guarantors, or Subtenant, or any of them, any rights that it has under the Sublease, under other guaranties, or pursuant to applicable laws. If the Sublease terminates and Sublandlord has any rights it can enforce against Subtenant after termination, Sublandlord shall have the right to enforce those rights against Guarantor without giving previous notice to Subtenant or Guarantor, and without making any demand on either of them. References herein to other guarantors shall include any person liable for the performance of Subtenant's obligations under the Sublease, whether as a principal obligor or a surety.

10.
No delay on the part of Sublandlord in exercising any rights hereunder or failure to exercise the same shall operate as a waiver of such rights; no notice to or demand on Guarantors shall be deemed to be a waiver of the obligations of Guarantors or of the rights of Sublandlord to take further action without notice or demand as provided herein.

11.
This Guaranty is a continuous and continuing guaranty and shall be construed and enforced in accordance with the laws of the State in which the property is located. In the event of any action to enforce the terms or provisions of this Guaranty, Guarantor hereby consents to the same.

12.
Any provisions hereof which may prove invalid under any law shall be unenforceable only to the extent of such invalidity and not affect the validity of any other provisions hereof, all of which provisions shall be liberally construed in favor of Sublandlord.

13.	Guarantor has reviewed the terms and conditions of the Sublease and has considered and understands all of the respective obligations, undertakings, covenants and agreements of Subtenant thereunder.

14.	No modification, waiver, amendment, discharge or change in this Guaranty shall be valid unless in writing and approved by Sublandlord.

15.	Nothing herein shall be deemed a waiver by the Guarantor of any right it may have to subrogation or contribution against third parties.

16.
This Guaranty shall inure to the benefit of Sublandlord, its successors and assigns exclusively and shall not inure to the benefit of, or be enforceable by, any other third party, except that in the event Sublandlord's interest in the Sublease or .the premises demised thereunder is assigned from Sublandlord to any other entity, this Guaranty also may be assigned and shall remain in full force and effect and shall be enforceable in accordance with its terms by such assignee.

17.
Guarantor covenants that in the event this Guaranty is placed in the hands of an attorney for enforcement, Guarantor will reimburse Sublandlord for all reasonable expense incurred directly in the enforcement of the rights of Sublandlord hereunder, including reasonable attorneys’ fees and expenses.

18.
In the event of any action at law or suit in equity in relation to this Guaranty, the losing party, in addition to any other sums which such party may be called upon to pay, will pay to the prevailing party all costs and expenses of such action or suit, including actual attorneys' fees and costs incurred, including, without limitation, expert witness fees, photocopying, messenger and postage costs, and such attorneys' fees and costs shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.

GUARANTOR:

REMOTEMDX, INC.

- DO NOT EXECUTE –

By:_________________________
Name:_______________________
Date:________________________

ACKNOWLEDGMENT

State of ______________)

County of _____________)

On this____ day of_______ , ________,  before the undersigned duly commissioned and sworn Notary Public, personally appeared __________________________________________ _____________________ personally known to me (or proved to me on satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument, and acknowledged to me that he/she/they executed same in his/her/their authorized capacity(ies), and that by his/her/their signatures(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS, my hand and official seal on the day and year first written above.

Signature:__________________________________

SECOND AMENDMENT TO SUB-SUBLEASE AGREEMENT

This second Amendment to Sub-sublease Agreement (this “Second Amendment”), dated December ___, 2006 (the “Execution Date”), is entered into by and between CADENCE DESIGN SYSTEMS, INC., a Delaware corporation (“Sublandlord”), and SECUREALERT, INC., a Utah corporation (“Subtenant”).

RECITALS

A.
Sublandlord and Subtenant entered into that certain Sub-sublease Agreement (the “Sublease”), whereby Sublandlord subleased to Subtenant and Subtenant subleased from Sublandlord approximately 7,458 rentable square feet of space (the “Premises”) located on the fourth (“4th”) floor of the building located at 150 West Civic Center Drive, in the City of Sandy, State of Utah.

B.
Pursuant to that certain First Amendment to Sub-Sublease Agreement (“First Amendment”), Sublandlord and Subtenant amended the Sublease to: (i) increase the rentable square footage of the Premises to 11,109 rentable square feet; (ii) modify the Base Rent accordingly, and (iii) modify the Subtenant’s Share of Pass Through Cost Increases (as defined in the Sublease).

C.
By this Second Amendment, Sublandlord and Subtenant desire to further modify the Sublease (as the same is amended by the First Amendment) to (i) increase the rentable square footage of the Premises; (ii) modify the Base Rent accordingly; and (iii) modify the Subtenant’s Share of Pass Through Cost Increases.

D.	Other capitalized terms not defined herein shall have the meanings specified in the Sublease.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Effective Date.  This Second Amendment shall be effective upon the later of (i) December 15, 2006 or (ii) the date of consent by Master Landlord (defined in Section 6 below) and Overlandlord (defined in Section 6 below) following mutual execution by the parties hereto (the “Effective Date”).

2.
Premises.  As of the Effective Date, the rentable square footage of the Premises shall be increased by an additional 4,317 retable square feet, to 15,426 rentable square feet.  Accordingly, in Section 1.1 of the Sublease (as amended by the First Amendment), the figure “11,109” shall be replaced with the figure “15,426” and Sublease Exhibit A shall be substituted with the Plan attached hereto as Exhibit A.

3.	Subtenant’s Share of Master Premises. As of the Effective Date, in Section 1.11 of the Sublease, Subtenant’s Share of Master Premises percentage “25.89%” shall be substituted with “35.95%.”

4.	Base Rent.

(a)	As of the Effective Date, Section 4.2 of the Sublease shall be deleted in its entirety and replaced by the following:

Subtenant shall pay to Sublandlord in advance, and without notice, demand, deduction or offset, the following monthly Base Rent:

Prior to the First Amendment Effective Date, June 1, 2006 (or such later date of Master Landlord and Overlandlord Consent):

Months	01	through	12:	$11,168.36	per	month	($17.97/RSF/annum)
Months	13	through	14:	$11,479.10	per	month	($18.47/RSF/annum)
After Effective Date of First Amendment but prior to Effective Date of Second Amendment:
Months	15	through	24:	$17,098.60	per	month	($18.47/RSF/annum)
After Effective Date of Second Amendment:
Months	15	through	24:	$23,743.19	per	month	($18.47/RSF/annum)
Months	25	through	36:	$24,385.94	per	month	($18.97/RSF/annum)
Months	37	through	44:	$25,028.69	per	month	($19.47/RSF/annum)

Base Rent for any partial month will be prorated, based on a thirty (30) day month.  Subtenant shall pay the first full month’s Rent on the Execution Date, and if the Commencement Date is not the first day of the month, then Subtenant shall pay the prorated Rent for the first partial month on the Commencement Date.

(b)	In addition, Subtenant shall also pay the following amounts as Base Rent, payable concurrent with all Base Rent payments set forth above:

From Effective Date to Expiration Date: $809.44 per month ($2.25 x 4,317 RSF/annum)

(c)
Subtenant shall pay Base Rent based on the substituted Base Rent table described above from and after the Effective Date of this Amendment to the Expiration Date of the Sublease.  Subtenant’s Base Rent obligations prior to the Effective Date of this Amendment shall be as set forth in the Base Rent table described in the Sublease Section 4.2 prior to such substitution.

5.
Free Rent.  Provided that Subtenant is not in default under the Sublease (as amended by the First Amendment) as further amended by this Second Amendment, Subtenant shall have no obligation to pay the Base Rent for the first three (3) months following the Effective Date of this Second Amendment.  Subtenant shall not be entitled to any increase in the Subtenant Improvement Allowance as defined in Sublease Section 18.8 by reason of entering into this Second Amendment and no improvement allowance shall be provided by Sublandlord due to an increase in the Premises size as of the Effective Date of this Second Amendment.

6.
Amendment Conditional Upon Consent.  This Second Amendment and the obligations of the parties hereunder are expressly conditioned upon prior written consent hereto by Workers Compensation Fund of Utah (“Overlandlord”) and Credit Suisse First Boston (USA), Inc. (“Master Landlord”).  Subtenant shall promptly deliver to Sublandlord any information reasonably requested by Master Landlord and/or Overlandlord (in connection with their approval of this Second Amendment).

7.
Real Estate Brokers. Sublandlord and Subtenant hereby represent and warrant to each other that neither party has negotiated, consulted or dealt with any broker of finder in connection with the consummation of this Second Amendment other than Coldwell Banker, The Staubach Company, and Colliers Commerce CRG (collectively, the “Brokers”) for whose commissions are set forth pursuant to separate agreement.  Each party agrees to indemnify, defend, and hold the other party harmless for any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party’s dealings with any real estate broker or agent other than the Brokers.   The terms of this Section 7 shall survive the expiration or earlier termination of this Second Amendment.

8.
Authority. Subtenant and each person executing this Second Amendment on behalf of Subtenant, hereby covenants and warrants that (a) Subtenant is duly incorporated or otherwise established or formed and validly existing under laws of its state of incorporation, establishment or formation, (b) Subtenant has and is duly qualified to do business in the state in which the Premises is located, (c) Subtenant has full corporate or other appropriate power and authority to enter into this Second Amendment and to perform all Subtenant’s obligations under the Sublease, as amended by this Second Amendment, and (d) each person (and all of the persons if more than one signs) signing this Second Amendment on behalf of Subtenant is duly and validly authorized to do so.

9.
Furniture.  As of the Effective Date, Sublandlord hereby transfers to Subtenant all of Sublandlord’s right, title and interest in the existing furniture in the Premises, in the form set forth in the Bill of Sale, attached hereto as Exhibit B and incorporated herein by this reference except that such furniture in the Premises shall not include lab benches, security equipment and badge readers which shall remain the property of Sublandlord and which Sublandlord may remove from the Premises at its discretion.

10.	Sublease in Full Force and Effect. Except as provided herein, the Sublease is unmodified, remains in full force and effect, and is hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date and year first above written.

SUBLANDLORD:	SUBTENANT:

CADENCE DESIGN SYSTEMS INC.,	SECUREALERT, INC.,
a Delaware corporation	a Utah corporation

By:______________________	By:______________________
Name:________________	Name: ________________
Its: __________________	Its: __________________